SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 5, 2001


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



        000-22609                                         84-1339282
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 (Commission File Number)                      (IRS Employer Identification No.)



        1801 California Street              Denver, Colorado          80202
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 (Address of principal executive offices)                          (Zip Code)


        Registrant's telephone number, including area code: 303-992-1400
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                                 Not applicable
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          (Former name or former address, if changed since last report)
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ITEM 5.      Other Events

On June 5, 2001, Joseph P. Nacchio, Chairman and Chief Executive Officer of Qwest Communications International Inc. ("Qwest"), is speaking with investors at the Sanford Bernstein "Strategic Decisions" conference. At the meeting, Mr. Nacchio is expected to state the following, among other things:

o Demand for services remains strong across all of Qwest's business units, including Internet-based applications and services.

o Qwest is benefiting from stabilizing pricing in the communications industry. Qwest expects to meet previously announced financial targets even with reduced levels of capital expenditures.

o Based on his review of Qwest's results for April 2001, he is comfortable with previously announced guidance of (1) revenue growth of between 12% and 13% for the 2nd quarter of 2001 over pro forma normalized revenues for the 2nd quarter of 2000, (2) 2001 revenues of $21.3 billion to $21.7 billion (a 12.5% to 14.5% increase over pro forma normalized revenues for 2000), and
     (3) 2001 EBITDA (earnings before interest, taxes, depreciation and amortization) of $8.5 billion to $8.7 billion (a 15% to 18% increase over pro forma normalized EBITDA for 2000).

o    Qwest continues to look for ways to further improve cash flow.

o On April 24, 2001, Qwest lowered its guidance for capital expenditures for 2001 from $9.5 billion to $9.2 billion.

o Qwest is looking at ways for further reduce expected capital expenditures to between $8.8 billion and $9.0 billion for 2001, and to as low as $8.0 billion for 2002.

o The potential to further reduce capital spending is a result of multiple efforts including:

       o Improved buying power for communications equipment through favorable pricing, volume discounts, and re-negotiation of strategic contracts;

       o Better use of assets through inventory management, more equipment and facilities placed in service on a "just-in-time" basis, and maximizing use of facilities;

       o Business process improvements such as more cost-effectively designing transmission and hosting capacity;

       o Completion of Qwest's 25-city construction of DLEC (Digital Local Exchange Carrier) facilities for high-speed Internet service to businesses seven months ahead of schedule and below the capital budget for the project; the DLEC facilities are outside of Qwest's 14-state local service area;

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

       o Reduced investments required beyond 2001 for Section 271 approval for Qwest to re-enter the long-distance business in its 14-state local service territory; and

       o Additional merger synergies for network equipment and distribution operations.

o Qwest has previously announced that it expects to become free cash flow positive (on an after-tax basis) for the 4th quarter of 2002 and for the entire year 2003. Qwest is looking at ways to become free cash flow positive in an earlier quarter of 2002, and possibly for the entire year 2002.

Forward Looking Statements Warning
----------------------------------

This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business and delays in Qwest's ability to provide interLATA services within its 14-state local service territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, Inc. timely or at all and difficulties in combining the operations of Qwest and U S WEST. The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention and is based upon, among other things, the existing regulatory environment, conditions in the industry and economy generally and market conditions and prices. Qwest may change its intentions, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE:  June 5, 2001                 By: /s/ Yash A. Rana
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                                        Yash A. Rana
                                        Vice President


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